Exhibit 31.2
CERTIFICATION
I, David Weinberg, certify that:
1.     I have reviewed this amendment number one to the quarterly report on Form 10-Q/A for the three months ended March 31, 2010 of Skechers U.S.A., Inc., and
2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: November 15, 2010

/S/ DAVID WEINBERG
David Weinberg
Chief Financial Officer